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                                                             EXHIBIT 2.2

                                 AMENDMENT NO. 1
                          TO RECAPITALIZATION AGREEMENT
                            Dated as of June 17, 1996

         TRW Inc., an Ohio corporation ("TRW"), IS&S International Inc. (f/k/a TRW IS&S International, Inc.), an Ohio corporation ("International"), IS&S Holdings, Inc. (f/k/a Target Marketing Services Inc.), a Delaware corporation ("Holdings"), TRW Hotel Company Inc., an Ohio corporation ("Hotel"), TRW Microwave Inc., a California corporation ("Microwave"), IS&S Holdings, Inc. (f/k/a TRW Environmental Management Company), an Ohio corporation ("Holdings" and together with TRW, International, Holdings, Hotel and Microwave, the "TRW Parties"), and IS&S Acquisition Corp., a Delaware corporation ("IS&S"), hereby agree as follows:

               1. REFERENCE TO THE RECAPITALIZATION AGREEMENT; DEFINITIONS.
                  Reference is made to the Recapitalization Agreement dated as of February 9, 1996, (as amended, the "Recapitalization Agreement"), among the TRW Parties and IS&S. Terms defined in the Recapitalization Agreement and not otherwise defined herein are used herein with the meanings so defined.

               2. AMENDMENTS TO RECAPITALIZATION AGREEMENT. Subject to the terms and conditions hereof, effective on the date on which the condition set forth in Section 3 of this Amendment is satisfied (the "Effective Date of Amendment"), the Recapitalization Agreement is hereby amended as follows:

                           a. AMENDMENT TO SECTION 5.2.  Clause (k) of Section
                              5.2 is hereby amended to add as a concluding sentence the following:

                  "The indemnity agreement to which reference is made in the preceding sentence shall be in the exact form of Appendix R hereto."

                           b. AMENDMENT TO RECAPITALIZATION AGREEMENT. The
                              Recapitalization Agreement is hereby amended by adding immediately after Appendix Q a new Appendix R which Appendix R is attached as
                              Exhibit 2.2 to this Amendment.

               3. CONDITIONS TO AMENDMENT. This Amendment shall become effective upon the execution of this Amendment by each of the TRW Parties and IS&S.

               4. MISCELLANEOUS. Except to the extent specifically amended hereby, the provisions of the Recapitalization Agreement shall remain unmodified, and, subject to the conditions contained in this Amendment, the Recapitalization

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                  Agreement is hereby confirmed as being in full force and
                  effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules of any jurisdictions.

         In WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                        IS&S ACQUISITION CORP.

                                        By: /s/ Mark E. Nunnelly
                                           ___________________________________
                                             Title:

                                        By: /s/ Scott M. Sperling
                                           ___________________________________
                                             Title:

                                        TRW INC.

                                        By:  /s/ James C. Diggs
                                           ___________________________________
                                             Title: Assistant General Counsel
                                                    and Assistant Secretary

                                        By:  /s/ Carl G. Miller
                                           ___________________________________
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


                                        IS&S INTERNATIONAL, INC.

                                        By:  /s/ Jean M. Schmidt
                                           ___________________________________
                                             Title: Assistant Secretary

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                                    TRW MICROWAVE INC.

                                    By:  /s/ Jean M. Schmidt
                                       _______________________________
                                         Title: Assistant Secretary

                                    IS&S HOLDINGS, INC.

                                    By:  /s/ Jean M. Schmidt
                                       _______________________________
                                         Title: Assistant Secretary


                                    INFORMATION SYSTEMS AND SERVICES, INC.

                                    By: /s/ Jean M. Schmidt
                                       _______________________________
                                         Title: Assistant Secretary

                                    TRW HOTEL COMPANY INC.

                                    By: /s/ Jean M. Schmidt
                                       _______________________________
                                         Title: Assistant Secretary


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